Exhibit 10.46

AMENDMENT NO. 2 TO FACILITY AGREEMENT

This AMENDMENT NO. 2 TO FACILITY AGREEMENT (this “Amendment”), dated as of December 31, 2009, is entered into by and between ZymoGenetics, Inc., a Washington corporation (the “Borrower”), and Deerfield Private Design Fund, L.P., a Delaware limited partnership, and Deerfield Private Design International, L.P., a limited partnership organized under the laws of the British Virgin Islands (individually, a “Lender” and together, the “Lenders”, and together with the Borrower, the “Parties”).

WHEREAS, the Parties are parties to that certain Facility Agreement, dated as of June 26, 2008 (the “Facility Agreement”); and

WHEREAS, the Parties desire to amend the Facility Agreement to extend the time within which the Borrower may request the Lenders to make disbursements under the Facility Agreement, establish the conditions to the Lenders’ obligation to make disbursements during such extended time and extend the final date for repayment of disbursements;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and in the Facility Agreement, the Borrower and the Lenders agree as follows:

1.	Definition of Final Payment Date. Section 1.1 of the Facility Agreement is hereby amended by replacing the definition of “Final Payment Date” in its entirety with the following:

“Final Payment Date” means the earlier of (i) the date on which the Borrower repays the outstanding principal of the Loan (together with any other amounts accrued and unpaid under this Agreement) to the Lenders pursuant to this Agreement and (ii) the sixth anniversary of the date of this Agreement.

2.	Amendment and Restatement of Section 2.2. Section 2.2 of the Facility Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 2.2 Disbursements. Subject to satisfaction of the conditions contained in Article IV, the Lenders jointly and severally agree to disburse portions of the Loan (each a “Disbursement”) to the Borrower in four increments of twenty-five million Dollars ($25,000,000) on such dates prior to February 10, 2010 as specified by the Borrower from time to time upon delivery of a disbursement request (a “Disbursement Request”) in the form of Schedule 1, which shall be delivered no later than January 19, 2010 and in any event not less than fifteen (15) Business Days prior to the requested Disbursement Date. Against such Disbursement, the Borrower shall deliver to the Lenders a complete receipt (the “Evidence of Disbursement”) in the form of Schedule 2, which receipt shall not be effective until the Disbursement is actually advanced to the

Borrower. The Loan and the disbursements made hereunder shall be evidenced by the Evidence of Disbursements and one or more accounts or records maintained by the Lenders in the ordinary course of business. The aggregate amount of all Disbursement Requests shall not exceed $100,000,000. Each Disbursement shall be allocated 61.7% to Deerfield Private Design International, L.P. and 38.3% to Deerfield Private Design Fund, L.P.

3.	Addition of New Section 4.2. Article IV of the Facility Agreement is hereby amended to add a new Section 4.2 that reads as follows:

Section 4.2 Conditions to Disbursements Made after January 26, 2010. The obligation of the Lenders to make a Disbursement after January 26, 2010 shall be subject to the conditions that: (i) the price per share of the Borrower’s common stock shall exceed $5.40 on the date of delivery of any Disbursement Request, and (ii) during the period from the date of delivery of the Disbursement Request through the Business Day immediately preceding the Disbursement Date, either (A) the price per share of the Borrower’s common stock shall have exceeded $5.40 at all times, or (B) there shall have occurred no one-day decline of more than 10% in the price per share of the Borrower’s common stock.

4.	Effect of Amendment. Except as expressly amended by this Amendment, the Facility Agreement shall remain in full force and effect.

5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one instrument.

[Signatures are on the following page.]

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Facility Agreement as of the date first set forth above.

BORROWER:

ZYMOGENETICS, INC.

By:	/s/ James A. Johnson
Name:	James A. Johnson
Title:	Executive Vice President and Chief Financial Officer

LENDERS:

DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	Deerfield Capital, L.P., General Partner

By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ James E. Flynn
James E. Flynn, President

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

By:	Deerfield Capital, L.P., General Partner

By:	J. E. Flynn Capital, LLC, General Partner

By:	/s/ James E. Flynn
James E. Flynn, President

DEERFIELD ZG CORPORATION

By:	/s/ Jeff Kaplan
Jeff Kaplan, Treasurer

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